Exhibit 10.1

FINAL SETTLEMENT AGREEMENT AND UNCONDITIONAL RELEASE

This Final Settlement Agreement and Unconditional Release (“Settlement”) is entered into between Todd E. Leonard and his attorneys (“Leonard”), and ProUroCare, Inc. and ProUroCare Medical, Inc., and their divisions, operations, parents, subsidiaries, affiliates, management companies or entities, predecessors, successors, insurers, and assigns, and past and present owners, directors, stockholders, officers, trustees, agents, employees, attorneys and representatives (“PUC”)(collectively, “Parties”). The Parties have entered into this Agreement to fully and finally settle any and all differences between them that have arisen out of the negotiation of Parties’ August 1, 2005 Settlement Agreement (attached hereto), PUC’s alleged breach of said Settlement Agreement and Case No. CT 05-017496 pending before Hennepin County District Court. The Parties have agreed to the following terms and conditions:

1.                                       In consideration for the promises set forth in this Settlement, PUC shall pay, via cashiers’ checks:

A.                                   The amounts set forth in paragraphs 1(A)-1(C) of the Parties’ August 1, 2005 Settlement Agreement consistent with the terms therein. The Parties agree these payments shall satisfy PUC’s obligations under Paragraphs 1(A)-1(C) of the August 1, 2005 Settlement Agreement.

B.                                     Leonard and Nichols, Kaster & Anderson, jointly, a sum of $17,000 as interest, costs and attorneys’ fees incurred in the prosecution of Case No CT-05-017496. PUC shall issue Nichols, Kaster & Anderson a 1099 Form reflecting the foregoing payment.

2.                                       In consideration for the terms and conditions set forth in this Settlement, the Parties further agree to the following:

A.                                   The Parties confirm their rights, obligations and responsibilities under Paragraphs 2(A),, (B), (C), (D), (E), (F), (H) and (I), and 7 of the August 1, 2005 Settlement Agreement and incorporate them herein by reference. In addition, the Parties agree to the same terms of said paragraphs for purposes of this Settlement and resolution of the issues set forth in the introductory paragraph as if they were set forth herein and referenced the issues in the introductory paragraph.

B.                                     The Parties’ counsel shall execute and file the Joint Stipulation For Dismissal, attached hereto as Exhibit A.

3.                                       The Parties agree and understand that any claims or actions relating to this Settlement shall be brought only in the State of Minnesota. The Parties further agree that to the extent any state law shall apply to any dispute arising out of this Settlement, Minnesota law shall apply.

4.                                       Except as incorporated herein, this Settlement sets forth the entire agreement between the Parties, and fully supersedes any and all prior discussions, offers, negotiations, representations, letters, agreements or understandings between the Parties concerning the subject matter described in the introductory paragraph.

5.                                       If any provision of, or portion thereof, this Settlement is found to be unenforceable, illegal or void by a court or agency of competent jurisdiction, the other provisions, or the remainder of the unenforceable, illegal or void provision, of this Settlement, shall remain valid and fully enforceable, and the court or agency shall interpret the remaining provisions, or insert such other terms, to effectuate the Parties’ intent.

6.                                       The payments described in Paragraph 1 above shall be made simultaneous with PUC’s delivering an executed copy of this Settlement to Leonard’s counsel.

PROUROCARE, INC., AND PROUROCARE MEDICAL, INC.

Dated:	March 3, 2006	By:	/s/Maurice R. Taylor, II
Maurice R. Taylor, II

I HAVE READ AND UNDERSTAND THE ABOVE AND VOLUNTARILY ENTER INTO THIS FINAL SETTLEMENT AGREEMENT AND UNCONDITIONAL RELEASE

Dated:	By:
Todd E. Leonard